UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 10, 2018

MRC GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35479	20-5956993
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fulbright Tower, 1301 McKinney Street, Suite 2300 Houston, Texas 77002
(Address of Principal Executive Offices, including zip code)

Registrant’s telephone number, including area code: (877) 294-7574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2018, Mario Investments LLC (“Mario Investments”), exercised its rights, pursuant to the Certificate of Designations, Preferences, Rights and Limitations of 6.50% Series A Convertible Perpetual Preferred Stock of MRC Global Inc. (the “Company”), dated June 10, 2015 (the “Certificate of Designations”) and that certain Shareholders’ Agreement (the “Shareholders’ Agreement”), dated as of June 10, 2015, by and between the Company and Mario Investments, to designate a director to the Company’s board of directors (the “Board”). On June 10, 2018, pursuant to the Certificate of Designations and the Shareholders’ Agreement, the Board was automatically increased by one member and Mario Investments designated Henry Cornell as its director designee, and the Board has elected Mr. Cornell to join the Board.

Mr. Cornell is the founder and senior partner of Cornell Capital LLC, a private investment firm formed in 2013 and previously served as a director of the Company from 2007 until he resigned from the board in 2015. From 1984 until May 2013, Mr. Cornell was employed by Goldman, Sachs & Co., where he was the vice-chairman of Goldman Sachs’ Merchant Banking Division, which included all of the firm’s corporate, real estate and infrastructure investment activities, and was a member of all of the global Merchant Banking Investment Committees. Mr. Cornell earned a bachelor of arts from Grinnell College in 1976 and a juris doctorate from New York Law School in 1981. He is a member of the board of directors of Cypress Energy Partners GP, LLC.

Mr. Cornell will receive the same compensation as other non-employee Company directors as described in the Company’s 2018 Proxy Statement under “Non-Employee Director Compensation.” Mr. Cornell and the Company have entered into the Company’s standard director indemnification agreement, whereby the Company agrees to indemnify, defend and hold harmless its directors from and against losses and expenses incurred as a result of their Board service, subject to the terms and conditions provided in the agreement.

Mr. Cornell is also the sole member of Cornell Investment Partners LLC, a Delaware limited liability company (“CIP”). CIP is the general partner of Cornell Capital GP II LP, a Delaware limited partnership (“CCGP”) which is the general partner of Cornell Capital Special Situations Partners II LP, a Cayman Islands exempted limited partnership (“CCSS”). CCSS is the sole member of Mario Investments. Mario Investments owns 363,000 shares of the Company’s 6.50% Series A Convertible Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), which shares of Series A Preferred Stock were acquired by Mario Investments pursuant to that certain Purchase Agreement, dated May 19, 2015, between the Company and Mario Investments (the “Purchase Agreement” and, collectively with the Shareholders’ Agreement and the Certificate of Designations, the “Transaction Documents”). The Series A Preferred Stock is convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a conversion rate of 55.9284 shares of Common Stock for each share of Series A Preferred Stock. The conversion rate is subject to customary anti-dilution and other adjustments. Mario Investments, CCSS, CCGP and CIP are the beneficial owners of 20,302,009 shares of Common Stock, which represents the number of shares of Common Stock that would be issued upon conversion of the Series A Preferred Stock. Mr. Cornell is the beneficial owner of the shares of Common Stock beneficially owned by Mario Investments, CCSS, CCGP and CIP and, in addition, beneficially owns an additional 13,563 shares of Common Stock and 9,415 vested options to purchase shares at an exercise price of $24.07 with an expiration date of August 8, 2023.

The foregoing descriptions of the Purchase Agreement, Certificate of Designations and the Shareholders’ Agreement do not purport to be complete and are qualified in their entirety by reference to (i) the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to the Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission (“SEC”) on May 19, 2015, (ii) the Certificate of Designations, a copy of which is filed as Exhibit 3.1 to the Current Report on Form 8-K of the Company filed with the SEC on June 11, 2015 and (iii) the Shareholders’ Agreement, a copy of which is filed as Exhibit 10.1 to the Current Report on Form 8-K of the Company filed with the SEC on June 11, 2015, each of which are incorporated herein by reference.

Other than as described above or as set forth in the Transaction Documents, Mr. Cornell has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On June 11, 2018, the Company issued a press release announcing that Mr. Cornell had been appointed as a member of the Board, effective immediately, for an initial term expiring at the Company’s annual meeting of stockholders in 2019.

The information referenced under Item 7.01 (including Exhibit 99.1 referenced under Item 9.01 below) of this Current Report on Form 8-K is being “furnished” under “Item 7.01. Regulation FD Disclosure” and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information set forth in this Current Report on Form 8-K (including Exhibit 99.1 referenced under Item 9.01 below) shall not be incorporated by reference into any registration statement, report or other document filed by the Company pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit	Description

99.1	Press release, dated June 11, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRC GLOBAL INC.

June 11, 2018	By:	/s/ Daniel J. Churay
Daniel J. Churay
Executive Vice President – Corporate Affairs, General Counsel & Corporate Secretary